EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Directors,

Eason Technology Limited

We hereby consent to the incorporation by reference in Registration Statements of our report dated September 24, 2025 relating to consolidated financial statements of Company for the years ended December 31, 2024, 2023 and 2022, which report appears in the annual report on Form 20-F of Eason Technology Limited for the financial years ended December 31, 2024, 2023 and 2022.

Enrome LLP

Singapore

September 24, 2025